N-SAR Exhibit: Sub-item  77Q1(e)
Legg Mason Partners Equity Trust
EnTrustPermal Alternative Select Fund

Item 77Q1(e) : Exhibits
In response to Sub-Items 77Q1(e), EnTrustPermal Alternative Select Fund, the Registrant incorporates by reference the new Subadvisory Agreement as filed with the Securities and Exchange Commission pursuant to Rule 485(b) of the Securities Act of 1933 on May 24, 2016 (Accession No. 0001193125-16-600486). The Registrant also incorporates by reference Post-Effective Amendment No. 355 to Form N-1A filed on February 24, 2016 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No. 0001193125-16-475288).